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                                                                    EXHIBIT 23.6


                       CONSENT OF INDEPENDENT ACCOUNTANTS


                  We hereby consent to the use in this Registration Statement of our report, dated January 22, 1999, relating to the consolidated financial statements of B C Bankshares, Inc. and subsidiary for the year ended
December 31, 1998, and to the reference to our Firm under the caption "Experts" in the Proxy Statement/Prospectus.

                                                /s/ Mauldin & Jenkins, LLC
                                                --------------------------
                                                    Mauldin & Jenkins, LLC


Atlanta, Georgia
December 22, 1999